Exhibit 23.7

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 19, 2013 in Amendment No. 1 to the Registration Statement (Form S-4 Registration No. 333-192767) and related Prospectus of First Data Corporation for the registration of $785,000,000 of its 11.25% Senior Notes due 2021, $815,000,000 of its 10.625% Senior Notes due 2021 and $2,475,000,000 of its 11.75% Senior Subordinated Notes due 2021.

/s/ Ernst & Young LLP

Denver, Colorado
February 11, 2014